EXHIBIT 8.2

                      [FORM OF TAX OPINION]

February ___, 1998



German American Bancorp
711 Main Street
Box 810
Jasper, Indiana  47546

     Subject: Agreement and Plan of Reorganization by and among FSB Financial Corporation, FSB Bank, German
               American Bancorp, German American Holdings
               Corporation, and Community Trust Bank.

Gentlemen:

     You have requested our opinion on certain of the federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among FSB Financial Corporation, an Indiana corporation ("FSB"), FSB Bank, an Indiana banking corporation, ("FSB Bank"), German American Holdings Corporation, an Indiana corporation ("GAHC"), German American Bancorp, an Indiana corporation ("German American"), and Community Trust Bank, an Indiana banking corporation ("Community") and dated January 30, 1998 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, FSB shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, FSB Bank shall be merged with and into Community, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger." Collectively, the Holding Company Merger and the Bank Merger are referred to herein as the "Mergers."

     Documents Reviewed. We have, for purposes of the opinion, reviewed the following documents:

           1.  The Agreement and Plan of Reorganization.

           2. The Registration Statement on Form S-4 to be filed by German American with the Securities and Exchange Commission on February ___, 1998, under the Securities Act of 1933, as amended (the "Registration Statement").

           3. Such other documents, records, and matters of law as we have deemed necessary or appropriate in connection with rendering this opinion.

We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth in such documents, but we know of no facts that indicate to us that the information set forth in such documents is inaccurate or incomplete.

     Factual and Legal Assumptions. For purposes of this opinion, we have made the following assumptions as to factual and legal matters:

           1. The representations and warranties of the parties contained in the Agreement and Plan of Reorganization that may be deemed material to this opinion will be true in all material respects as of the effective date of the Mergers, except as may be otherwise set forth in or contemplated by the Agreement and Plan of Reorganization.

           2.  The representations of German American, Community,
     GAHC, FSB and FSB Bank contained in the Representation
     Certificates attached hereto will be true in all material respects as of the effective date of the Mergers.

           3. The Mergers and all transactions related thereto or contemplated by the Agreement and Plan of Reorganization shall be consummated in accordance with the terms and conditions of the Agreement and Plan of Reorganization.

     Limitations on Opinion. The following limitations apply with respect to this opinion:

           1. Our opinion is based upon the Internal Revenue Code (the "Code"), Treasury Regulations, court decisions and Internal Revenue Service policies and rulings as of this date. These fundamentals of our opinion are subject to change at any time, and some of these changes have been applied in the past, retroactively, to affect adversely transactions that had occurred prior to the change.

           2. We have not been asked to render an opinion with respect to any federal income tax matters, except those set forth below, nor have we been asked to render an opinion with respect to any state or local tax consequences of the Mergers. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Mergers other than as set forth below.

           3. All of the factual and legal assumptions set forth above are material to the opinion herein rendered and have been relied upon by us in rendering such opinion. Any material inaccuracy in any one or more of the factual or legal assumptions may render all or part of our opinion inapplicable to the Mergers.

     Opinion. Based upon and subject to the foregoing, it is our opinion that:
               1. The Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code.

          2.   No gain or loss will be recognized by German
     American, Community, GAHC, FSB, or FSB Bank as a result of the consummation of the Mergers.

          3. No gain or loss will be recognized by the FSB shareholders upon exchange of their shares of FSB Common solely for shares of German American Common.

          4. The basis of the shares of German American Common received by FSB shareholders will be the same, in each instance, as the basis of the shares of FSB Common surrendered in exchange therefor.

          5. The holding period of the shares of German American Common received by each shareholder of shares of FSB Common will include the period during which the shares of FSB Common surrendered in exchange therefor were held, provided that the shares of FSB Common so exchanged were held as a capital asset by such shareholder.

          6. Cash payments in lieu of fractional share interests of German American Common will be treated as having been received as distributions in full payment in exchange for the stock converted as provided in Section 302 of the Code.

     We consent to the reference to this opinion and to our firm in the Registration Statement.


                                   Very truly yours,



















8433
                FORM OF REPRESENTATION CERTIFICATE

     German American Bancorp ("German American"), German American Holdings Corporation ("GAHC"), and Community Trust Bank ("Community") make the following representations to Leagre Chandler & Millard to be used by Leagre Chandler & Millard in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among FSB Financial Corporation ("FSB"), FSB Bank ("FSB Bank"), GAHC, German American, and Community and dated January 30, 1998 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, FSB shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, FSB Bank shall be merged with and into Community, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the
"Bank Merger."   Collectively, the Bank Merger and the Holding
Company Merger are referred to herein as the "Mergers."

     German American, Community and GAHC acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre Chandler & Millard in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre Chandler & Millard inapplicable to the Mergers. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

     The specific representations made are as follows:

          1. The fair market value of the German American Common Stock received by each FSB shareholder will be approximately equal to the fair market value of the FSB Common Stock surrendered in the exchange.

          2. There is no plan or intention by the shareholders of FSB who own five percent or more of FSB Common Stock and to the best of the knowledge of the managements of German American, Community and GAHC there is no plan or intention on the part of the remaining shareholders of FSB, to sell, exchange, or otherwise dispose of a number of shares of German American Common Stock received in the Mergers that would reduce the FSB shareholders' ownership of German American Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of FSB as of the same date. For purposes of this representation, shares of FSB Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of German American Common Stock, will be treated as outstanding FSB Common Stock as of the Effective Time. Moreover, shares of FSB Common Stock and shares of German American Common Stock held by FSB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. Following the Mergers, Community will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of FSB Bank net assets and at least 70 percent of the fair market value of FSB Bank gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by FSB Bank or Community to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Community will be included as assets of FSB Bank or Community, respectively, immediately prior to the Mergers.

          4. Prior to the Mergers, German American will be in control of Community and GAHC.

          5. Neither GAHC nor Community has any plan or intention to issue additional shares of its stock after the Mergers that would result in German American losing control, respectively, of GAHC or Community.

          6. German American has no plan or intention to reacquire any of its Common Stock issued in the Mergers.

          7. German American and GAHC have no plan or intention to sell or otherwise dispose of any of the assets of FSB acquired in the Mergers, to liquidate Community, to sell or otherwise dispose of the Community stock, or to cause Community to sell or otherwise dispose of any of its assets or of any of the assets acquired from FSB Bank, except for dispositions made in the ordinary course of business.

          8. The liabilities of FSB to be assumed by GAHC, the liabilities of FSB Bank to be assumed by Community, and the liabilities to which the assets of FSB and FSB Bank are subject, were incurred in the ordinary course of business of FSB and FSB Bank.

          9. Following the Mergers, GAHC will continue the historic business of FSB or use a significant portion of FSB's historic business assets in a business, and Community will continue the historic business of FSB Bank or use a significant portion of FSB Bank historic business assets in a business.

          10. German American, Community, GAHC, FSB, FSB Bank and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

          11. There is no intercorporate indebtedness existing between (i) German American or GAHC and FSB Bank,
     (ii) Community and FSB Bank, or (iii) German American or GAHC and FSB that was issued, acquired, or will be settled at a discount.

          12. In the Mergers, shares of FSB's Common Stock representing control of FSB will be exchanged solely for voting stock of German American. For purposes of this representation, shares of FSB's Common Stock exchanged for cash or other property originating with German American will be treated as outstanding FSB Common Stock as of the Effective Time.

          13. At the Effective Time, FSB and FSB Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in FSB and FSB Bank that, if exercised or converted, would affect German American's acquisition or retention of control of FSB and FSB Bank, respectively.

          14. German American does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Common Stock of FSB or FSB Bank.

          15. No party to the Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          16. On the date of the Mergers, the fair market value of the assets of FSB Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          17. Neither FSB nor FSB Bank is under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

          18. The payment of cash in lieu of fractional shares of German American's Common Stock is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the FSB shareholders instead of issuing fractional shares of German American Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the FSB shareholders in exchange for their shares of FSB Common Stock. The fractional share interests of each FSB shareholder will be aggregated, and no FSB shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common Stock.

          19. None of the compensation received by any shareholder-employees of FSB or FSB Bank will be separate consideration for, or allocable to, any of their shares of FSB Common Stock; none of the shares of German American Common Stock received by any shareholder-employees of FSB or FSB Bank will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of FSB or FSB Bank will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          20. The Bank Merger and Holding Company Merger will occur on the same date.

          21. GAHC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by FSB immediately prior to the Mergers. For purposes of this representation, amounts used by FSB to pay its reorganization expenses, amounts paid by FSB to shareholders who receive cash or other property, and all redemptions and distribution (except for regular, normal dividends) made by FSB immediately preceding the transfer will be included as assets of FSB held immediately prior to the Mergers.

          22. The adjusted basis and fair market value of the assets of FSB transferred to GAHC will each equal or exceed the sum of FSB's liabilities assumed by GAHC, plus any other liabilities to which the transferred assets are subject.

          23. FSB will distribute the stock, securities, and other property it receives in the Mergers, and its other properties, in pursuance of the Merger Agreements.

     IN WITNESS WHEREOF, German American, Community and GAHC, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre Chandler & Millard as of the date written below.

                                   GERMAN AMERICAN BANCORP


Date: ______________________       By____________________________
                                      George W. Astrike,
                                      Chairman of the Board and
                                      Chief Executive Officer

                                   GERMAN AMERICAN HOLDINGS
                                   CORPORATION




Date: ______________________       By____________________________
                                      George W. Astrike,
                                      Chief Executive Officer




                                   THE COMMUNITY TRUST BANK




Date: ______________________       By____________________________



                                   Its___________________________

                FORM OF REPRESENTATION CERTIFICATE

     FSB Financial Corporation ("FSB") and FSB Bank ("FSB Bank") make the following representations to Leagre Chandler & Millard to be used by Leagre Chandler & Millard in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among FSB, FSB Bank, German American Holdings Corporation ("GAHC"), German American Bancorp ("German American"), and Community Trust Bank ("Community") and dated January 30, 1998 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, FSB shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, FSB Bank shall be merged with and into Community, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is
referred to herein as the "Bank Merger."   Collectively, the Bank
Merger and the Holding Company Merger are referred to herein as the "Mergers."

     FSB and FSB Bank acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre Chandler & Millard in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre Chandler & Millard inapplicable to the Mergers. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

     The specific representations made are as follows:

          1. The fair market value of the German American Common Stock received by each FSB shareholder will be approximately equal to the fair market value of the FSB Common Stock surrendered in the exchange.

          2. There is no plan or intention by the shareholders of FSB who own one percent or more of FSB Common Stock and to the best of the knowledge of the managements of FSB and FSB Bank there is no plan or intention on the part of the remaining shareholders of FSB, to sell, exchange, or otherwise dispose of a number of shares of German American Common Stock received in the Mergers that would reduce the FSB shareholders' ownership of German American Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of FSB as of the same date. For purposes of this representation, shares of FSB Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of German American Common Stock, will be treated as outstanding FSB Common Stock as of the Effective Time. Moreover, shares of FSB Common Stock and shares of German American Common Stock held by FSB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. Following the Mergers, Community will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of FSB Bank net assets and at least 70 percent of the fair market value of FSB Bank gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by FSB Bank or Community to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Community will be included as assets of FSB Bank or Community, respectively, immediately prior to the Mergers.

          4. Neither FSB nor FSB Bank has any plan or intention to issue additional shares of its stock prior to the Mergers that would result in German American losing control, respectively, of FSB or FSB Bank.

          5. The liabilities of FSB to be assumed by GAHC, the liabilities of FSB Bank to be assumed by Community, and the liabilities to which the assets of FSB and FSB Bank are subject, were incurred in the ordinary course of business of FSB and FSB Bank, respectively.

          6. German American, Community, GAHC, FSB, FSB Bank and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

          7. There is no intercorporate indebtedness existing between (i) German American or GAHC and FSB Bank,
     (ii) Community and FSB Bank, or (iii) German American or GAHC and FSB that was issued, acquired, or will be settled at a discount.

          8. In the Mergers, shares of FSB Common Stock representing control of FSB will be exchanged solely for voting stock of German American. For purposes of this representation, shares of FSB Common Stock exchanged for cash or other property originating with German American will be treated as outstanding FSB Common Stock as of the Effective Time.

          9. At the Effective Time, FSB and FSB Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in FSB and FSB Bank that, if exercised or converted, would affect German American's acquisition or retention of control of FSB and FSB Bank, respectively.

          10. German American does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Common Stock of FSB or FSB Bank.

          11. No party to the Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          12. On the date of the Mergers, the fair market value of the assets of FSB Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          13. Neither FSB nor FSB Bank is under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

          14. The payment of cash in lieu of fractional shares of German American's Common Stock is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the FSB shareholders instead of issuing fractional shares of German American Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the FSB shareholders in exchange for their shares of FSB Common Stock. The fractional share interests of each FSB shareholder will be aggregated, and no FSB shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common Stock.

          15. None of the compensation received by any shareholder-employees of FSB or FSB Bank will be separate consideration for, or allocable to, any of their shares of FSB Common Stock; none of the shares of German American Common Stock received by any shareholder-employees of FSB or FSB Bank will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of FSB or FSB Bank will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          16. GAHC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by FSB immediately prior to the Mergers. For purposes of this representation, amounts used by FSB to pay its reorganization expenses, amounts paid by FSB to shareholders who receive cash or other property, and all redemptions and distribution (except for regular, normal dividends) made by FSB immediately preceding the transfer will be included as assets of FSB held immediately prior to the Mergers.

          17. The fair market value of the assets of FSB transferred to GAHC will equal or exceed the sum of FSB's liabilities assumed by GAHC, plus any other liabilities to which the transferred assets are subject.

          18. FSB will distribute the stock, securities, and other property it receives in the Mergers, and its other properties, in pursuance of the Merger Agreements.

     IN WITNESS WHEREOF, FSB and FSB Bank, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre Chandler &
Millard as of the date written below.

                                   FSB FINANCIAL CORPORATION


Date: _______________________      By____________________________


                                   Its___________________________




                                   FSB BANK


Date: _______________________      By____________________________


                                   Its___________________________